Exhibit 10.32

FORWARD PURCHASE AGREEMENT ASSIGNMENT

This Assignment (the “Assignment”) is made as of December 2, 2021 by and among the KLP SPAC I LLC, a Delaware limited liability company (the “Assignor”), PH Investments, LLC, a Delaware limited liability company (the “Assignee”) and Thimble Point Acquisition Corp., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings given to them in the Forward Purchase Agreement (as defined below).

RECITALS

WHEREAS, Assignor has entered into that certain Forward Purchase Agreement, dated as of February 1, 2021, with the Company (the “Original Forward Purchase Agreement”), as amended by that certain First Amendment to the Forward Purchase Agreement, dated June 21, 2021 (the “First Amendment to the Forward Purchase Agreement”) and that certain Second Amendment to the Forward Purchase Agreement (the “Second Amendment to the Forward Purchase Agreement”, and, together with the Original Forward Purchase Agreement and the First Amendment to the Forward Purchaser Agreement, the “Forward Purchase Agreement”).

WHEREAS, on the same date and concurrently with the Business Combination Agreement, the Assignor has agreed to purchase from the Company such number of Forward Purchase Shares for a purchase price of $10.00 per Forward Purchase Share (the “Forward Purchase Price”) equal to the Commitment; and

WHEREAS, the Assignor wishes to assign and the Assignee wishes to accept an assignment of Assignor’s rights and obligations under the Forward Purchase Agreement to purchase a portion of the Commitment equal to 500,000 Forward Purchase Shares at the Forward Purchase Price (the “Assigned Commitment”); and

WHEREAS, pursuant to Section 9(f), the Company has acknowledged and consented to this Assignment, such that the Assignor’s Commitment under the Forward Purchase Agreement will be reduced by 500,000 Forward Purchase Shares, and the Assignee will assume the rights, agreements, duties, responsibilities and obligations under the Forward Purchase Agreement to purchase the Assigned Commitment.

NOW, THEREFORE, for good and sufficient consideration, the receipt of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

AGREEMENT

1. Assignment. Assignor hereby assigns, conveys, transfers, and delivers Assignor’s rights, agreements, duties, responsibilities and obligations under Sections 1(a) and 4 of the Forward Purchase Agreement to purchase the Assigned Commitment to Assignee. For the avoidance of doubt, the Assignor does not assign, convey, transfer, or deliver any other rights, agreements, duties, responsibilities and obligations under the Forward Purchase Agreement.

2. Assumption by Assignee; Repetition of Representations. Assignee hereby unconditionally accepts the foregoing assignment and assumes the foregoing rights, agreements, duties, responsibilities and obligations of Assignor as “Purchaser” of the Assigned Commitment pursuant to the Forward Purchase Agreement. Assignee hereby represents and warrants the representations and warranties included in Section 6 of that certain Subscription Agreement dated June 21, 2021 by and between the Company and Assignee (the “Subscription Agreement”) are true and accurate as of the date hereof. The Company hereby represents and warrants that the representations and warranties included in Section 3 of the Forward Purchase Agreement are true and accurate as of the date hereof.

3. Miscellaneous. Sections 10 and 11 of the Subscription Agreement shall apply to this Assignment mutatis mutandis.. For the avoidance of doubt and notwithstanding anything in this Assignment, this Assignment shall be null and void if the Business Combination Closing does not occur on or before December 3, 2021.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

ASSIGNOR

KLP SPAC 1 LLC

By:	/s/ Elon Boms
Name: Elon Boms
Title: Manager

ASSIGNEE

PH Investments, LLC

By:	/s/ John W. Vander Vort
Name: John W. Vander Vort
Title: Managing Director

ACKNOWLEDGED AND AGREED BY:

THIMBLE POINT ACQUISITION CORP.

By:	/s/ Joseph Iannotta
Name: Joseph Iannotta
Title: Chief Financial Officer

[Signature Page to Assignment]